EXHIBIT 99.(f)(9)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                 FINAL AMENDMENT
                                       TO
                                 SCHEDULE 13E-4

                          ISSUER TENDER OFFER STATEMENT
      (PURSUANT TO SECTION 13(e)(1) OF THE SECURITIES EXCHANGE ACT OF 1934)

                            TRI-COUNTY BANCORP, INC.
                            ------------------------
                                (Name of Issuer)

                            TRI-COUNTY BANCORP, INC.
                            ------------------------
                        (Name of Person Filing Statement)

                     Common Stock, Par Value $0.10 per Share
                     ---------------------------------------
                         (Title of Class of Securities)

                                   895452 10 0
                      ------------------------------------
                      (CUSIP Number of Class of Securities)

                                Robert L. Savage
                      President and Chief Executive Officer
                            Tri-County Bancorp, Inc.
                                2201 Main Street
                            Torrington, Wyoming 82240
                                 (307) 532-2111

                                 With Copies to:

                            Gregory A. Gehlmann, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               One Franklin Square
                               1301 K Street, N.W.
                                 Suite 700 East
                              Washington, DC 20005
                                 (202) 434-4674
                       -----------------------------------
                       (Name, Address and Telephone Number
           of Persons Authorized to Receive Notices and Communications
                     on Behalf of Persons Filing Statement)

                                October 20, 1998
     ----------------------------------------------------------------------
     (Date Tender Offer First Published, Sent or Given to Security Holders)



                            CALCULATION OF FILING FEE
================================================================================
                                                                 Amount of
Transaction Valuation*                                           Filing Fee
================================================================================
$4,382,000                                                         $876.40
================================================================================
* For purposes of calculating fee only. Based on the Offer for 313,000 shares at the maximum tender offer price per share of $14.00.

[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount Previously Paid:  876.40          Filing Party:  Tri-County Bancorp, Inc.
Form or Registration No.:Schedule 13E-4  Date Filed:  October 20, 1998

      This Final Amendment to Schedule 13E-4 amends and supplements the Schedule 13E-4 filed October 20, 1998 and amended on October 23, 1998, November 23, 1998 and December 8, 1998 by Tri-County Bancorp, Inc., a Wyoming corporation (the "Company"), relating to the tender offer to purchase up to 313,000 shares of common stock, par value $0.10 per share (the "Shares"), at prices not greater than $14.00 nor less than $11.00 per Share upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 23, 1998 (the
"Offer to Purchase") and the related Letter of Transmittal (which are herein collectively referred to as the "Offer"). The Offer is being made to all holders of Shares, including officers, directors and affiliates of the Company.

      The "Modified Dutch Auction" self-tender offer which commenced on October 20, 1998, expired at 5:00 p.m., Wyoming Time, December 7, 1998. Based on a final count, 313,000 shares tendered will be purchased at a price of $14.00 per share (the "Purchase Price"). This represents approximately 26.7% of the common shares outstanding. Odd lots tendered at or below the Purchase Price totaling 170 Shares will be purchased in their entirety. The remaining 312,830 Shares will be purchased on a 91.75 percent pro rata basis from shareholders who tendered a total of 341,143 shares to the Company at or below the Purchase Price. In addition, it is expected that the Company will purchase all Shares validly tendered by any shareholder who tendered all Shares owned, beneficially or of record, at or below the Purchase Price and who, as a result of proration, would then own, beneficially, an aggregate of fewer than 100 Shares. This represents 1,125 additional Shares.

      All Shares not purchased will be returned to tendering shareholders as promptly as practicable.

                                    SIGNATURE

      After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.





Dated:  December 10, 1998





                             Tri-County Bancorp, Inc.



                             By:   /s/ Robert L. Savage
                                -----------------------------------------
                                Name:  Robert L. Savage
                                Title: President and Chief Executive Officer